UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2013

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Settlement of Hercules 265 Property Damage Insurance Claim
On December 20, 2013, Hercules Offshore, Inc. (the “Company”) received payment from its insurance underwriters for the previously-disclosed damage to its Hercules 265 jackup drilling rig (the “Rig”). The Company's insurance underwriters determined that the Rig is a constructive total loss, and the Company received gross insurance proceeds of $50 million. As a result of this insurance collection, the Company anticipates recording an insurance gain of approximately $31 million in the fourth quarter 2013. The Company and its insurance underwriters continue to negotiate the insurance recovery amounts for costs related to the salvage of the Rig and certain other insured losses.

Sale of Hercules 170
Also on December 20, 2013, the Company closed the sale of its Hercules 170 jackup drilling rig for a purchase price of $8.3 million. As a result of the sale, the Company expects to record an impairment charge of approximately $12 million in the fourth quarter 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: December 23, 2013	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary